EXHIBIT 5.1

LAW OFFICE OF CARL P. RANNO

Attorney and Counselor at Law Admitted in Michigan	2733 EAST VISTA DRIVE PHOENIX, ARIZONA 85032	Telephone: 602-493-0369 Email: carlranno@cox.net

February 9, 2021

Board of Directors

Phoenix Plus Corp.

17/F, The Workstation

43-45, Lyndhurst Terrace

Central, Hong Kong

Via email: phoenixplusinfos@gmail.com

RE: Opinion to be filed with a Post-Effective Amendment No. 1 to an S-1 Registration statement filed by Phoenix Plus Corp. a Nevada Corporation.

Dear Ladies and Gentlemen:

This Opinion is in connection with a Post-Effective Amendment to an S-1 Registration Statement that became effective on January 9, 2020. The Amendment is to be filed by Phoenix Plus Corp., a Nevada corporation (the “Post-Effective Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with registration of 3,000,000 newly issued shares of the Company’s common stock, $0.0001 par value, for public sale by the issuer, and 62,140,875 shares being offered by the Sixty-Seven (67) Selling Shareholders. The Effective Registration Statement intended to register 30,000,000 newly issued common shares.

You have requested my opinion as to the matters set forth below in connection with the Registration Statement. For purposes of this opinion, I have examined the Effective Registration Statement, the Post-Effective Amendment to an S-1 Registration Statement that became effective on January 9, 2020, the Company’s Articles of Incorporation filed November 5, 2018, the Company’s Bylaws dated November 5, 2018, the Exhibits attached to the Registration Statement and the Post-Effective Amendment, including the Subscription Agreements executed by the selling shareholders. I have also reviewed the Company’s filings since the effective date of the S-1 Registration Statement and such other documents and matters of law as I have deemed necessary for the expression of the opinion herein contained.

I have made assumptions that are customary in opinions of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to me, the conformity to originals of all documents submitted as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

Based upon and subject to the foregoing, it is my opinion with respect to the registration of 62,140,875 shares of the Company’s common stock, $0.0001 par value (the “Shares”), for public sale by the Company’s selling shareholders as disclosed in the S-1 Registration Statement , the subject shares are validly issued, fully paid, non-assessable and owned by the 67 selling shareholders. In connection with the registration of 3,000,000 newly issued shares of the Company’s common stock, $0.0001 par value, for public sale by the issuer it is my opinion that the Shares have been duly authorized and when issued and paid for as described in the Registration Statement as amended, and Prospectus, will be, validly issued, fully paid and non-assessable.

This opinion is limited to the Federal laws of the United States, and the applicable statutory provisions of the Nevada Revised Statutes of the State of Nevada, including all applicable provisions of the Nevada Constitution and all regulations related to and all reported judicial decisions interpreting those laws and provisions. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to the originals of all copies submitted to me by the parties herein. In passing upon certain corporate records and documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon. As to the various questions of fact material to this opinion, I have relied, to the extent I deemed reasonably appropriate, upon representations or of officers or directors of the Company and upon documents, records and instruments furnished to me by the Company, without verification except where such verification was readily ascertainable.

Based on the foregoing, I am of the opinion that the Shares, when issued according to the terms of the prospectus contained in this post-effective amended registration statement, will be duly and validly issued, duly authorized, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Interests of Named Experts and Counsel” in the prospectus comprising part of the Registration Statement.

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used or relied upon for any other purpose. This opinion is given as of the effective date of the Registration Statement, and I assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Sincerely,

/s/ Carl P. Ranno
Carl P. Ranno

Attorney at Law